    As filed with the Securities and Exchange Commission on October 25, 1999.
                           Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _____________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            GENERAL CABLE CORPORATION
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


                                4 TESSENEER DRIVE
                        HIGHLAND HEIGHTS, KENTUCKY          41076
               (Address of Principal Executive Offices)   (Zip Code)



                                   06-1398235
                     (I.R.S. Employer Identification Number)


                       BICCGENERAL CABLE INDUSTRIES, INC.
                               401(K) SAVINGS PLAN
                            (Full title of the plan)

                               STEPHEN RABINOWITZ
                      Chairman and Chief Executive Officer
                            General Cable Corporation
                                4 Tesseneer Drive
                        Highland Heights, Kentucky 41076
                                 (606) 572-8000
                     (Name, address, including zip code and
                     telephone number, including area code,
                              of agent for service)

                          Copies of Communications to:
                            ROBERT J. SIVERD, ESQUIRE
             Executive Vice President, General Counsel and Secretary
                            General Cable Corporation
                                4 Tesseneer Drive
                        Highland Heights, Kentucky 41076
                                 (606) 572-8000



                                          CALCULATION OF REGISTRATION FEE
================================== =================== ======================== ====================== ==================
                                                              PROPOSED                PROPOSED
                                                               MAXIMUM                 MAXIMUM
             TITLE OF SECURITIES            AMOUNT TO BE    OFFERING PRICE             AGGREGATE            AMOUNT OF
              TO BE REGISTERED             REGISTERED(1)      PER SHARE            OFFERING PRICE      REGISTRATION FEE
Common Stock, par value $.01 per             300,000         $ 7.63 (2)            $2,289,000 (2)           $636.34
share
================================== =================== ======================== ====================== ==================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares as may be issued pursuant to the Plan described herein.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of the General Cable Corporation common stock, par value $.01 per share (the "Common Stock") on the New York Stock Exchange on October 20, 1999.

      General Cable Corporation (the "Registrant") is filing this Registration Statement on Form S-8 in order to register up to 300,000 shares of its Common Stock under the BICCGeneral Cable Industries, Inc. 401(k) Savings Plan.

PART I.       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the BICCGeneral Cable Industries, Inc. 401(k) Savings Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The document(s) containing the information specified in Item 2 will be sent or given to employees as specified in Rule 428(b)(1) and are not required to be filed as part of this Registration Statement.

PART II.   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents previously or concurrently filed by the Registrant with the Commission are hereby incorporated by reference in this Registration
Statement:

     (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (ii) The Registrant's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1999 and June 30, 1999;

     (iii) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (i) above; and

     (iv) The description of the Registrant's Common Stock contained in Registrant's Form 8-A (File No. 1-12983), as filed with the Commission on May 14, 1997, pursuant to Section 12(b) of the Securities Exchange Act of 1934 as incorporated by reference from the Registrant's Form S-1 (File No. 333-22961) first filed with the Commission on March 7, 1997.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, be reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Robert
J. Siverd, Executive Vice President of the Registrant, General Cable Corporation, 4 Tesseneer Drive, Highland Heights, Kentucky 41076, telephone number (606) 572-8000.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law ("DGCL"), Article VII of the Registrant's Certificate of Incorporation contains provisions which eliminate personal liability of members of its board of directors for violations of their fiduciary duty of care. Neither the DGCL nor the Certificate of Incorporation, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the DGCL, or obtaining an improper personal benefit. Article VII of the Registrant's Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

     In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Article XIV of the Registrant's Bylaws provides that the Registrant is obligated to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant in which such person has been adjudged liable to the Registrant) by reason of the fact that he is or was a director, officer or employee of the Registrant, or is or was a director, officer or employee of the Registrant serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Registrant in which a claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, such person shall be indemnified only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought has determined that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The Registrant currently maintains an insurance policy that provides coverage pursuant to which the Registrant is to be reimbursed for amounts it may be required or permitted by law to pay to indemnify directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.


ITEM 8.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

         Exhibit No.                Description
         -----------                -----------

           4.1             Amended and Restated Certificate of Incorporation of
                      General Cable Corporation, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-22961) as amended, declared effective by the Commission on May 15, 1997, and incorporated by reference herein.

           4.2             Amended and Restated Bylaws of General Cable
                      Corporation, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-22961) as amended, declared effective by the Commission on May 15, 1997 and incorporated by reference herein.

           5.1             Opinion of Robert J. Siverd, Esquire.

           23.1            Consent of Robert J. Siverd, Esquire (included in
                      Exhibit 5.1).

           23.2            Consent of Deloitte & Touche LLP.

           24.1            Power of Attorney (included on signature page).

           Pursuant to the requirements of Item 8 of Form S-8, the Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

ITEM 9.   UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective Registration Statement; and

               (iii) to include any additional material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Highland Heights, Kentucky on this 20th day of October, 1999.

                           GENERAL CABLE CORPORATION

                           By:    /s/ Stephen Rabinowitz
                              -------------------------------------------
                                    Stephen Rabinowitz
                                    Chairman and Chief Executive Officer

         Each person whose signature appears below hereby authorizes Stephen Rabinowitz to file one or more Amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as Stephen Rabinowitz deems appropriate, and each person whose signature appears below, individually and in each capacity stated below hereby appoints Stephen Rabinowitz as attorney-in-fact to execute in his name and on his behalf any such Amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                    Signature                               Capacity                           Date
         --------------------------------    ------------------------------------   ------------------------

         /s/ Stephen Rabinowitz                Chairman, Chief Executive Officer         October 20, 1999
         --------------------------------      (Principal Executive Officer) and
         Stephen Rabinowitz                    Director

                                               Executive Vice President,
          /s/ Christopher F. Virgulak          Chief Financial Officer and               October 20, 1999
         --------------------------------      Treasurer (Principal Financial and
         Christopher F. Virgulak               Accounting Officer)

          /s/ Gregory B. Kenny                 President and Chief Operating             October 20, 1999
         --------------------------------      Officer and Director
         Gregory B. Kenny

          /s/ Gregory E. Lawton                Director                                  October 20, 1999
         --------------------------------
         Gregory E. Lawton

          /s/ Jeffrey Noddle                   Director                                  October 20, 1999
         --------------------------------
         Jeffrey Noddle

          /S/ Robert L. Smialek                Director                                  October 20, 1999
         --------------------------------
         Robert L. Smialek

          /s/ John E. Welsh, III               Director                                  October 20, 1999
         --------------------------------
         John E. Welsh, III


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Highland Heights, Kentucky, on this 20th day of October, 1999.

                                 BICCGENERAL CABLE INDUSTRIES, INC.
                                 401(K) SAVINGS PLAN


                                 By: /s/ Robert J. Siverd
                                    --------------------------------------------
                                 Name: Robert J. Siverd
                                 Title: Member, Retirement Plans Committee of GK
                                        Technologies Incorporated

                                 EXHIBIT INDEX

S-B EXHIBIT NUMBERS        DESCRIPTION
-------------------        -----------

         4.1 Amended and Restated Certificate of Incorporation of General Cable Corporation, filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-22961) as amended, declared effective by the SEC on May 15, 1997, and incorporated by reference herein.

         4.2 Amended and Restated Bylaws of General Cable Corporation, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-22961) as amended, declared effective by the SEC on May 15, 1997 and incorporated by reference herein.

         5.1           Opinion of Robert J. Siverd, Esquire.

         23.1          Consent of Robert J. Siverd, Esquire (included in Exhibit
                  5.1).

         23.2          Consent of Deloitte & Touche LLP.

         24.1          Power of Attorney (included on signature page).